UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                        Date of report (Date of earliest event reported): July 5, 2006

Enpath Medical, Inc.

(Exact name of registrant as specified in its charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

0-19467	41-1533300
(Commission File Number)	(IRS Employer Identification No.)

15301 Highway 55 West
Plymouth, Minnesota	55447
(Address of Principal Executive Offices)	(Zip Code)

(763) 559-2613

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

                        ☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

                        ☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

                        ☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

                        ☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

                                                On July 5, 2006, Enpath Medical Inc. announced that Scott P. Youngstrom, 46, had become its Chief Financial Officer.  Mr. Youngstrom most recently served as Vice President of Finance and Chief Financial Officer of Compex Technologies, Inc. from December 2002 until June 2006.  Compex was acquired by Encore Medical Corporation on February 24, 2006.  Prior to serving at Compex, Mr Youngstrom served as Vice President of Finance and Administration and Chief Financial Officer at Acist Medical Systems, Inc., a manufacturer of high tech cardiovascular devices from 1996 until July 2002.

                                                Mr. Youngstrom replaces James D. Hartman, who had continued to serve as Chief Financial Officer after he retired as Chief Executive Officer in January 2006.  Mr Hartman will remain as Board Chair.

                                                Under the terms of his employment arrangement, Mr. Youngstrom will be paid an annual salary of $175,000 and will participate in the Enpath 2006 Salaried Employee Bonus Plan and 2006 Executive Plan Over-bonus Pool under which he is eligible to earn up to an aggregate additional 28% of his base salary.  In addition the Company intends to grant Mr Youngstrom an option to purchase 20,000 shares of Enpath Medical common stock at its next board meeting.

Section 9. - Financial Statements and Exhibits.

Item 9.01   Financial Statements and Exhibits

(c)                                Exhibits

The following are filed or furnished as Exhibits to this Report:

Exhibit No.	Description of Exhibit
99.1	Press Release dated July 5, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENPATH MEDICAL, INC.

Dated: July 5, 2006	By:	/s/ John C. Hertig
John C. Hertig
Chief Executive Officer